UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HICKORYTECH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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221 East Hickory Street

P.O. Box 3248

Mankato, MN 56002-3248

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD

MONDAY, MAY 9, 2005

The Annual Meeting of the Shareholders of HickoryTech Corporation, (“HickoryTech”), will be held at the Mankato Holiday Inn at 101 Main Street, Mankato, Minnesota, on Monday, May 9, 2005 at 2:00 p.m., Central Time, for the following purposes:

1.  To elect four directors to serve for ensuing three-year terms; and

2.  To approve the HickoryTech 2005 Directors’ Incentive Plan; and

3.  To transact such other business as may properly come before the meeting or at any adjournment thereof.

The Board of Directors has fixed the close of business on March 11, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

BY ORDER OF THE
BOARD OF DIRECTORS

HICKORYTECH CORPORATION

/s/ Starr J. Kirklin

Starr J. Kirklin — Board Chair

Mankato, Minnesota

March 17, 2005

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR TAKE ADVANTAGE OF THE OPTION TO VOTE BY TELEPHONE OR INTERNET.  IF YOU CHOOSE TO RETURN THE PROXY CARD BY MAIL, WE HAVE ENCLOSED AN ENVELOPE, FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  TO VOTE BY PHONE OR INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY VOTING CARD.  IF YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

HICKORYTECH CORPORATION

221 East Hickory Street

P.O. Box 3248

Mankato, MN 56002-3248

March 17, 2005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MONDAY, MAY 9, 2005

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HickoryTech Corporation, (“HickoryTech”), for use at the Annual Meeting of Shareholders of HickoryTech to be held at the Mankato Holiday Inn located at 101 Main Street in Mankato, Minnesota, on Monday, May 9, 2005, at 2:00 p.m. (Central Time) or at any adjournment thereof.  All properly executed proxies will be voted at the meeting. This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about March 17, 2005.

REVOCABILITY OF PROXY

A shareholder’s proxy may be revoked by that shareholder at any time before it is exercised by filing a later dated proxy (by mail, telephone or Internet) or a written notice of revocation with HickoryTech’s Secretary, or by voting in person at the meeting.  Unless so revoked, properly executed proxies will be voted in the manner set forth in this proxy statement or as otherwise specified by the shareholder giving the proxy.

ANNUAL REPORT

The Annual Report of HickoryTech for the fiscal year 2004, including the Securities and Exchange Commission Form 10-K, is enclosed in the envelope containing this proxy statement.

VOTING

Each shareholder of record at the close of business on March 11, 2005, is entitled to one vote for each share of common stock held. As of that date, 13,063,746 shares were outstanding.

For each share held, shareholders may cast one vote for each proposal identified on the proxy card.  For each share held, shareholders may cast one vote for each of the four directorships to be filled at this meeting.  If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the proxy card.  Shareholders can vote their shares by toll-free telephone call or Internet as an alternative to completing and mailing the enclosed proxy card.  The procedures for telephone and Internet voting are described on the proxy card.  The telephone and Internet voting procedures are designed to verify shareholders’ identities, allow shareholders to give voting instructions and confirm that their instructions have been recorded properly.  Shareholders who vote by telephone or Internet need not return a proxy card by mail.

A majority of the outstanding shares must be represented in person or by proxy in order to consider the items of business at the meeting.  Abstentions will be counted as present or represented at the meeting for purposes of determining whether a quorum exists and calculating the number of votes cast, but will be deemed not to have been voted in favor of the matter with respect to which the proxy authority has been withheld.  Broker non-votes with respect to any matter brought to a vote will be treated as present and entitled to vote for purpose of the presence of a quorum, but will not be considered as present and entitled to vote for purposes of determining whether the requisite vote has been obtained and, therefore, will have no effect on the outcome of any such matter.  A plurality of the voting power of the shares present or represented at the meeting and entitled to vote at a meeting at which a quorum is present is required for the election of each director.

ITEMS REQUIRING YOUR CONSIDERATION

The following items in this proxy statement require your consideration and approval:

1.              Election of four directors for three-year terms.  See page 3.

2.              Approval of the HickoryTech Corporation 2005 Directors’ Incentive Plan which authorizes 200,000 shares for issuance pursuant to grants made under the Plan and which would replace the existing HickoryTech Corporation Directors’ Stock Option Plan.  See page 15.

PROPOSAL 1:
ELECTION OF DIRECTORS

There are currently ten directors on HickoryTech’s Board of Directors. With the exception of Robert D. Alton, who served as the Company’s Chief Executive Officer from 1993-2002, and John E. Duffy, who serves as HickoryTech’s Chief Executive Officer, all directors are deemed to be independent under applicable NASDAQ rules.  The directors are divided into three classes; each class of directors serves a three-year term. Four directors will be elected at the Annual Meeting.  The terms of directors Robert D. Alton, Jr., James W. Bracke, R. Wynn Kearney, Jr., and Robert E. Switz expire in 2005; and the Board of Directors has nominated Messrs. Alton, Bracke, Kearney, and Switz for re-election to the Board for a three-year term.   Proxies may not be voted for more than four nominees.

The following table sets forth information, as of February 28, 2005, including business experience during the past five years, as to the nominees for election and as to the other directors.

TERMS ENDING IN 2005 AND

NOMINEES FOR TERMS ENDING IN 2008

ROBERT D. ALTON, JR. has served as a director since 1993.  Mr. Alton, age 56, served as President and Chief Executive Officer and Chairman of the Board of HickoryTech from 1993 to 2002.  Prior to joining HickoryTech, Mr. Alton served as President of Telephone Operations for Contel Corporation and was employed in various executive and financial capacities at Contel Corporation for twenty-one years.  Contel Corporation was a provider of telecommunications services.

JAMES W. BRACKE has served as director since 2004.    Mr. Bracke, age 57, held the positions of President, Chief Executive Officer and Director of Lifecore Biomedical, Inc. from 1983 to 2004.  Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical applications.  Prior to that, Mr. Bracke was a senior research microbiologist with 3M Company in St. Paul, Minnesota.

R. WYNN KEARNEY, JR. has served as a director since 1993.  Dr. Kearney, age 61, has been in private practice with the Orthopaedic & Fracture Clinic, P.A. with offices in southern Minnesota, since 1972, and is its senior surgeon.  Dr. Kearney is an Associate Clinical Professor of the University of Minnesota Medical School and a minority owner of the Minnesota Timberwolves NBA basketball team.  He is also a director of Exactech, Inc. of Gainesville, Florida.

ROBERT E. SWITZ has served as a director since 1999.  Mr. Switz, age 58, has been employed by ADC Telecommunications, Inc. since 1994.  He is currently its Chief Executive Officer and President.  He was its Executive Vice President and Chief Financial Officer from 2001 to 2003, its Senior Vice President and Chief Financial Officer from 1997 to 2001, and its Vice President and Chief Financial Officer from 1994 to 1997.  ADC is a leading supplier of network infrastructure products and services.  Prior to his employment at ADC, Mr. Switz worked for Burr-Brown Corporation, a multinational manufacturer of precision microelectronics and systems products, where he served in a variety of financial and management positions including Vice President, European Operations, Ventures and Finance from 1988 to 1994.  Mr. Switz also serves as a director of Broadcom Corporation and the Telecommunications Industry Association (TIA).

TERMS ENDING IN 2006

LYLE T. BOSACKER has served as a director since 1988.  Mr. Bosacker, age 62, retired as President of CEO Advisors, Inc. in 2004.  CEO Advisors provides management consulting and information system planning services.  Mr. Bosacker served as the Director of Corporate Information Services for International Multifoods from 1991 to 1993 and as its Director of Corporate Information Systems Planning from 1987 to 1991.

MYRITA P. CRAIG has served as a director since 1998 and Chairman of the HickoryTech Board from January 2003 to December 2004.  Since 1999, Ms. Craig, age 50, has served as CEO of Sapientia Consulting Inc., which provides management consulting and strategic planning services.  She is currently engaged with the Greater Cincinnati Chamber of Commerce as Vice President, Small Business Development.  Prior to establishing the consulting firm, Ms. Craig was employed by Cincinnati Bell, Inc. from 1984 to 1999.  She served as its Vice President, Customer Sales and Service and had assignments in strategic planning, corporate development and operations.  Cincinnati Bell, Inc. is a provider of telecommunications services.

JOHN E. DUFFY has served as a director and the President and Chief Executive Officer of HickoryTech Corporation since July 2002.   Prior to joining HickoryTech, Mr. Duffy, age 55, was employed by Verizon Communications for twenty-nine years where he held various executive level sales and marketing positions including Director of Business Sales and Service from 2000 to 2001, Director of Consumer & Small Business Sales and Service from 1999 to 2000, and Assistant Vice President of Channel Sales and Engineering from 1997 to 1999.  Verizon Communications is a provider of telecommunication services.

TERMS ENDING IN 2007

JAMES H. HOLDREGE has served as a director since 1992.  Mr. Holdrege, age 66, retired as General Manager and Chief Operating Officer at Electric Machinery Company, a subsidiary of Ideal Electric, in 2001.   Electric Machinery manufactures and services electric motors and generators around the world.  Prior to that, Mr. Holdrege served as the General Manager of KATO Engineering Division, Caterpillar Corporation where he had been employed since 1984.

LYLE G. JACOBSON has served as a director since 1989.  Mr. Jacobson, age 63, has served as the President and Chief Executive Officer of Katolight Corporation in Mankato, Minnesota since 1985.  Katolight Corporation is a manufacturer of diesel and gas powered electrical generator sets and generator controls.

STARR J. KIRKLIN has served as a director since 1989.  Mr. Kirklin, age 68, retired as President of First Bank, Mankato in 1996.  He served as the Interim Vice President of University Advancement at Minnesota State University, Mankato from May to November 2000 and from May 2002 to July 2003.

The Board of Directors Recommends that the Shareholders Vote for all Nominees

You may vote for all, some or none of the nominees for election to the Board.  Unless authority to vote is withheld, the persons named as proxies will vote FOR the election of each of the above-listed nominees.  If any of the nominees are not candidates for election at the meeting, which is not presently anticipated, the persons named as proxies will vote for such other person or persons as they may, in their discretion, determine.

COMPENSATION OF DIRECTORS

The directors are paid a $15,000 annual retainer.  Directors have the option to receive $10,000 of this annual retainer in cash or in shares of HickoryTech common stock, and $5,000 of the retainer is paid solely in shares of HickoryTech common stock.  In addition, directors receive $750 for each Board and committee meeting they attend.  These fees are waived if the director is a paid employee of HickoryTech.  Beyond the meeting fees and annual retainers, the directors receive a $500 per day payment for non-Board or non-committee meetings associated with company business or required training sessions.

The Board Chair, who is not an employee of HickoryTech, receives an additional annual retainer of $24,000 which may be paid in cash or shares of HickoryTech common stock.

Directors who leave the Board will continue to receive their annual retainer, at the same rate, for three years after leaving the Board if they have served three consecutive Board terms, or, regardless of the length of service, after the occurrence of certain change in control and related events concerning HickoryTech.

The shareholders approved a Directors’ Stock Option Plan in 1998.  Under this Plan, each director receives an option to purchase 5,000 shares of HickoryTech common stock at fair market value determined on a specific date as established in the Plan if HickoryTech meets pre-established financial objectives.  The Plan also provides for acceleration of the issuance of options upon the occurrence of certain change of control and related events concerning HickoryTech.  For 2004, the financial objectives were not met, and no director received an option to purchase shares of HickoryTech common stock.

On February 16, 2005, the Board of Directors approved replacing the Directors’ Stock Option Plan with the Directors’ Incentive Plan. This requires shareholder approval and the Plan provisions are included in this proxy on page 15.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year 2004, the Board of Directors held ten meetings.  HickoryTech’s Board is led by a Chair who is not an employee of HickoryTech.  The Company has five Board Committees.

The Audit Committee consists of Messrs. Bosacker, Bracke, Holdrege, Jacobson, Kearney and Switz.  The Audit Committee reviews internal controls of HickoryTech and its financial reporting, and meets with the independent auditors on these matters.  It has the sole authority to appoint, review and discharge the Company’s independent auditors.  This Committee held eight meetings in 2004.

The Compensation Committee consists of Messrs. Holdrege, Bosacker, Kirklin and Ms. Craig.  The Compensation Committee is responsible for compensation for executive officers and Board directors.  The Compensation Committee makes recommendations to the Board regarding compensation for top management of HickoryTech; five meetings were held in 2004.

The Corporate Development Committee consists of Messrs. Alton, Bracke, Holdrege, Kearney and Kirklin.  The Corporate Development Committee investigates potential expansion and new market opportunities for HickoryTech; four meetings were held in 2004.

The Governance/Nominating Committee, consisting of Messrs. Kirklin, Jacobson and Kearney and Ms. Craig, held ten meetings in 2004. This Committee’s objective is to maintain a strong Board for HickoryTech and to make recommendations on Board committee assignments and candidates for directorship.

The Finance Committee, consisting of Messrs. Kirklin, Alton, Holdrege and Jacobson, has an objective to support management in reviewing operational financial processes and ensuring the maximization of the financial resources of the Company.  There were three meetings of this Committee in 2004.

Each director attended at least 75% of the Board meetings and meetings of the committees on which they serve.  Each director is expected to make a reasonable effort to attend all Board and committee meetings and the Annual Meeting of shareholders. All of the directors attended the 2004 Annual Meeting.

NOMINATIONS

Our Governance/Nominating Committee, composed entirely of directors who qualify as independent under applicable NASDAQ rules, is the standing Committee responsible for determining the slate of director nominees for election by shareholders, which the Committee recommends for consideration by the Board.  They have adopted a written Governance/Nominating Committee Charter, a copy of which was included in HickoryTech’s previous year’s proxy statement.  Any director elected to fill a vacancy shall have the same remaining term as that of such director’s predecessor.  Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of the director may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors.

Our Governance/Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties with loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and communications technologies.  In general, candidates will be preferred who hold an established executive level position in business, finance, strategic planning or telecommunications.  The Governance/Nominating Committee will consider these criteria for nominees identified by the Committee, by shareholders, or through some other source.  When current Board members are considered for nomination for re-election, the Governance/Nominating Committee also takes into consideration their prior HickoryTech Board contributions, performance and meeting attendance records.

The Governance/Nominating Committee will consider qualified candidates submitted by our shareholders for possible nomination.  Shareholders wishing to make such a submission may do so by sending the following information to the Governance/Nominating Committee c/o Corporate Secretary at the address listed in the following section, Shareholder Communications With Board:  (1) name of the candidate, a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder including the number of shares currently held.

The Governance/Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above and the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Governance/Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next Annual Meeting.  The Governance/Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Governance/Nominating Committee by any shareholder beneficially owning more than five percent of HickoryTech common stock in connection with the Annual Meeting to be held in 2005.  Any shareholders desiring to present nominations for consideration by the Governance/Nominating Committee prior to the Annual Meeting held in 2006 must do so prior to 120 days prior to the one year anniversary of the date our 2005 proxy statement is mailed to shareholders, in order to provide adequate time to duly consider the nominee and comply with our by-laws.

SHAREHOLDER COMMUNICATIONS WITH BOARD

The Board of Directors has implemented a process by which our shareholders may send written communications to the Board’s attention.  Any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the HickoryTech Board of Directors c/o HickoryTech Corporate Secretary, David A. Christensen, HickoryTech Corporation, 221 East Hickory Street, P.O. Box 3248, Mankato, Minnesota 56002-3248.  The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board member(s) specifically addressed in the communication.

SECURITY OWNERSHIP OF MANAGEMENT

Directors, nominees and the executive officers of HickoryTech named under “Summary Compensation Table” own the following shares of common stock of HickoryTech as of February 28, 2005:

Name of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership(a)		Common Stock

Robert D. Alton, Jr.	88,101		*
Lyle T. Bosacker	422,994	(c)(f)	3.1%
James W. Bracke	5,348	(f)	*
Myrita P. Craig	25,536	(f)	*
John E. Duffy	22,460	(f)	*
James H. Holdrege	29,905	(f)	*
Lyle G. Jacobson	56,363	(d)(f)	*
R. Wynn Kearney, Jr.	146,417	(e)(f)	1.1%
Starr J. Kirklin	28,807	(f)	*
Robert E. Switz	19,905	(f)	*
Jon L. Anderson	31,240	(b)(f)	*
David A. Christensen	93,499	(b)(f)	*
John W. Finke	59,389	(b)(f)	*
Lane C. Nordquist	31,856	(b)(f)	*

All of the above and other executive

officers as a group (15 persons)	1,123,011	(g)	8.3%

*	Less than 1%

(a)	Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the common stock owned by them.

(b)

Includes shares held in a trust under the long-term portion of HickoryTech’s Executive Incentive Plan as follows: Mr. Anderson, 12,978; Mr. Christensen, 19,442; Mr. Finke, 8,575; and Mr. Nordquist, 4,098.

(c)	Includes 263,253 shares held by Mr. Bosacker’s spouse.

(d)	Includes 19,764 shares held by Mr. Jacobson’s spouse.

(e)	Includes 45,000 shares held in a profit sharing trust and 12,783 shares held in a family foundation.

(f)

Includes shares which may be acquired within 60 days after February 28, 2005 through the exercise of stock options as follows: Mr. Bosacker, 26,000; Mr. Bracke, 5,000; Ms. Craig, 23,000; Mr. Duffy, 18,334; Mr. Holdrege, 20,000; Mr. Jacobson, 26,000; Mr. Kearney, 26,000; Mr. Kirklin, 26,000; Mr. Switz, 19,000; Mr. Anderson, 18,001; Mr. Christensen, 50,449; Mr. Finke, 44,001; and Mr. Nordquist, 24,001.

(g)

Includes (i) 51,145 shares held in a trust for the benefit of executive officers pursuant to the long-term portion of HickoryTech’s Executive Incentive Plan; (ii) 45,000 shares held in a profit sharing trust; (iii) 12,783 shares held in a family foundation and (iv) 369,920 shares which may be acquired within 60 days after February 28, 2005, through the exercise of stock options.

OTHER EXECUTIVE OFFICERS

In addition to Mr. Duffy, the executive officers of HickoryTech are as follows:

JON L. ANDERSON, age 52, has served as a Vice President of HickoryTech since 1995.  Mr. Anderson has also served as President of HickoryTech’s Enterprise Solutions Division since 1994 and was its Vice President and General Manager from 1991 to 1994.

DAVID A. CHRISTENSEN, age 52, has served as Secretary of HickoryTech since 1993, Vice President and Chief Financial Officer of HickoryTech since 1989, and Treasurer since 1986.

JOHN W. FINKE, age 42, has served as a Vice President of HickoryTech since 1999.  He has served as the President of HickoryTech’s Telecom Division since 2003, as President of HickoryTech’s Network Design & Operations Division from 2000 to 2003, and as President of HickoryTech’s Telephone Operations from 1999 to 2000.  He also served as Director of Engineering and Operations for Mankato Citizens Telephone Company, a subsidiary of HickoryTech, from 1997 to 1999 and the Director of Engineering of that company from 1996 to 1997.   Prior to joining HickoryTech, Mr. Finke was Area Manager of Customer Operations for GTE Telephone Operations from 1994 to 1996.  GTE was a provider of telecommunications services.

MARY T. JACOBS, age 47, has served as a Vice President of HickoryTech since 1996, as HickoryTech’s Vice President of Human Resources since 1998, and as HickoryTech’s Director of Human Resources from 1993 to 1998.

LANE C. NORDQUIST, age 54, has served as a Vice President of HickoryTech and as the President of HickoryTech’s Information Solutions Division since 2000.  Prior to joining HickoryTech, Mr. Nordquist worked for Select Comfort Corporation from 1996 to 2000 as its Vice President and Chief Information Officer.  Select Comfort Corporation is a bedding manufacturer.  From 1993 to 1996, Mr. Nordquist was the Director of Tech Services, PC LAN and Asset Management for Fingerhut Corporation.  Fingerhut Corporation is a catalog retailer and direct marketer.

There are no present family relationships between the executive officers, nor between the executive officers and the directors.

BENEFICIAL OWNERS OF COMMON STOCK

The only shareholder known to HickoryTech Corporation to be the beneficial owner of more than five percent of HickoryTech’s common stock as of February 28, 2005 is as follows:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Common Stock

Fenimore Asset Management, Inc.	981,940(a)	7.75%
384 N. Grand Street
Box 310
Cobleskill, NY 12043

(a) Based solely on a 13G report filed with the SEC on February 8, 2005, by Fenimore Asset Management, Inc. (“Fenimore”) and Thomas O. Putnam (“Putnam”), reporting sole voting and dispositive power with respect to 981,940 shares of the Company’s common stock by Fenimore and shared voting and dispositive power with respect to 981,940 shares of the Company’s common stock by Putnam.

SUMMARY COMPENSATION TABLE

The cash and non-cash compensation for each of the last three fiscal years paid or accrued to the Chief Executive Officer and each of the other four most highly compensated executive officers of HickoryTech in 2004 is set forth below.

	Annual Compensation(1)							Long Term Compensation
								Award	Payouts

Name and Principal Position	Year		Salary ($)	Bonus($) (2)		Other Annual Compensation		Securities Underlying Options/SARS (#)	LTIP Payouts	All Other Compensation ($)

JOHN E. DUFFY	2004		$210,000	$-0-		$50,270	(3)	25,000	$-0-	$12,040	(4)
President and	2003		$200,000	$-0-		$-0-		15,000	$-0-	$9,255	(4)
Chief Executive Officer	2002	(5)	$91,346	$115,850	(6)	$-0-		-0-	$-0-	$53,722	(7)

JON L. ANDERSON	2004		$146,000	$-0-		$-0-		5,000	$-0-	$8,667	(4)
President -	2003		$146,000	$-0-		$-0-		5,000	$-0-	$8,686	(4)
Enterprise Solutions	2002		$141,750	$19,236		$-0-		12,000	$-0-	$7,333	(4)

DAVID A. CHRISTENSEN	2004		$150,406	$-0-		$27,000	(3)	9,000	$-0-	$9,065	(4)
Vice President,	2003		$145,320	$-0-		$-0-		5,000	$-0-	$8,711	(4)
Chief Financial Officer,	2002		$140,000	$55,965		$-0-		12,000	$-0-	$8,400	(4)
Secretary & Treasurer

JOHN W. FINKE	2004		$175,760	$-0-		$48,250	(3)	12,500	$-0-	$10,154	(4)
President -	2003		$169,000	$-0-		$-0-		5,000	$-0-	$10,121	(4)
Telecom	2002		$157,500	$87,580		$-0-		12,000	$-0-	$9,428	(4)

LANE C. NORDQUIST	2004		$149,650	$-0-		$19,800	(3)	5,000	$-0-	$8,742	(4)
President -	2003		$146,000	$-0-		$-0-		5,000	$-0-	$8,802	(4)
Information Solutions	2002		$141,750	$46,397		$-0-		12,000	$-0-	$8,250	(4)

(1)

With respect to each executive listed in the above table, the aggregate amount of perquisites and other personal benefits received by such executive did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive.

(2)

HickoryTech has an Executive Incentive Plan whereby key executives may receive additional compensation based on pre-established annual performance goals of HickoryTech and its divisions. Prior to 2003, in addition to cash compensation, each executive received a performance award equal to one-half of the cash compensation. For 2002 the aggregate amount of the cash award and performance award credit are shown in this column. The performance award was credited to the executive’s performance account, and this credit was used to acquire common stock of HickoryTech which is held in a trust. The stock account is credited with additional shares equal to the dividends on the shares held in the account.

(3)

Consists of a $50,270 one-time performance related payment to Mr. Duffy; a $27,000 one-time performance related payment to Mr. Christensen; a $48,250 one-time performance related payment to Mr. Finke; and a $19,800 one-time performance related payment to Mr. Nordquist.

(4)	Consists of employer contributions to HickoryTech’s 401(k) Plan.

(5)	Mr. Duffy joined HickoryTech as President and Chief Executive Officer on July 1, 2002.

(6)	Includes a one-time stock award valued at $77,850 related to Mr. Duffy’s hiring by HickoryTech.

(7)	Includes a $50,000 one-time payment relating to Mr. Duffy’s hiring by HickoryTech, a $1,530 payment for moving expenses, and a $2,192 employer contribution to the 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)

Name	Number Of Securities Underlying Options Granted (#)(1)	% of Total Options GrantedTo Employees In Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%(2)	10%(2)

Duffy	25,000	30%	$11.68	February 15, 2014	$183,750	$465,250
Anderson	5,000	6%	$11.68	February 15, 2014	$36,750	$93,050
Christensen	9,000	11%	$11.68	February 15, 2014	$66,150	$167,490
Finke	12,500	15%	$11.68	February 15, 2014	$91,875	$232,625
Nordquist	5,000	6%	$11.68	February 15, 2014	$36,750	$93,050

(1)

The options were granted at the fair market value of the shares on February 15, 2004. The options may be exercised for one-third of the shares after February 15, 2005, one-third of the shares after February 15, 2006, and one-third of the shares after February 15, 2007. All options have ten-year terms, unless they expire sooner on or following termination of employment with HickoryTech. All options vest upon the occurrence of certain change in control and related events concerning HickoryTech.

(2)

The market price on February 15, 2004 was compounded at 5% and 10% over the ten-year term of the options. The resulting stock price was reduced by the exercise price to determine the potential realizable gain at the assumed rates of appreciation. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent HickoryTech’s estimate or projection of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions.

AGGREGATED OPTION/SAR EXERCISES AND

FISCAL YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End #		Value of Unexercised In-The-Money Options At Fiscal Year-End $

	Exercisable	Unexercisable(1)	Exercisable	Unexercisable(2)
Duffy	18,334	46,666	$26,700	$13,350
Anderson	18,001	8,999	$9,221	$4,448
Christensen	50,449	16,666	$16,309	$4,448
Finke	44,001	28,999	$9,539	$4,448
Nordquist	24,001	13,999	$8,902	$4,448

(1)	All of the unexercisable options described above will vest upon the occurrence of certain change in control and related events concerning HickoryTech

(2)

The value of unexercised options at December 31, 2004 is determined by multiplying the difference between the exercise prices of the options and the closing price of HickoryTech’s common stock on the NASDAQ National Market on December 31, 2004 ($10.69) by the number of shares underlying the options. Stock options with an exercise price in excess of $10.69 have been valued at zero.

LONG TERM INCENTIVE PLAN

AWARDS IN LAST FISCAL YEAR

HickoryTech has implemented a Stock Award Program (the “Program”) each year since 1993 pursuant to the terms of HickoryTech’s 1993 Stock Award Plan.  This Plan was approved by the shareholders in 1993 and has been since amended.  Each year the Compensation Committee establishes a range of shares that may be issued to the executives of HickoryTech contingent upon achievement of performance objectives.  The objectives are based on achievement of budgeted EBITDA for HickoryTech as denoted in the five-year strategic plan, as may be modified by the Compensation Committee.  The following is a summary of awards under the Stock Award Program for fiscal year 2004.  However, as described under the Compensation Committee Report on Executive Compensation that appears later in this proxy statement, in February of 2005, the Board approved a new Long-Term Executive Incentive Program which replaces the Stock Award Program described below.

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#) (1) (2)	Performance or Other Period Until Maturation or Payout	Threshold (3)	Target (3)	Maximum (3)

Duffy	-0-	2004-2006	6,500	13,000	19,500

Anderson	-0-	2004-2006	2,000	4,000	6,000

Christensen	-0-	2004-2006	2,000	4,000	6,000

Finke	-0-	2004-2006	3,000	5,000	7,000

Nordquist	-0-	2004-2006	2,000	4,000	6,000

(1)

The numbers in this column represent the number of shares of common stock awarded to the named individual during fiscal year 2004 under the 2004-2006 Plan Year. Payments are made at the end of the applicable performance period if, and to the extent that, pre-determined performance objectives are achieved. No portion of this award is payable for less than threshold performance, unless the Compensation Committee determines otherwise at its discretion.

(2)	The award was not expressed in these terms.

(3)

There is a potential range of shares established for each participant under the Program. The range has a separate threshold, target and maximum number of shares that can be awarded once the pre-established performance objectives of HickoryTech have been achieved. No shares under the Program will be issued if pre-established performance objectives are not achieved, unless the Compensation Committee determines otherwise at its discretion.

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS, SEVERANCE AGREEMENTS AND

OTHER AGREEMENTS

HickoryTech has Change of Control Agreements with the following named executive officers: John E. Duffy, Jon L. Anderson, David A. Christensen, John W. Finke, and Lane C. Nordquist.  These agreements provide that if (1) within three years of a change in control of HickoryTech, the employment of any of the above-named officers is adversely affected and such officer terminates his employment with HickoryTech for a reason other than for cause, death or disability, or (2) within a thirty-day period following the first anniversary of a change in control of HickoryTech, any of the above-named officers terminates his employment with HickoryTech for any reason other than for cause, death or disability, such officer is entitled to a lump-sum payment.  Such lump-sum payment will be the relevant officer’s annual compensation multiplied by 2.99 in the case of Mr. Duffy, and multiplied by two in the cases of Messrs. Anderson, Christensen, Finke and Nordquist.  Under this Agreement, annual compensation is defined as the highest annual compensation during the five-year period prior to the executive’s termination including base salary, bonuses under the Executive Incentive Plan, Annual Supplemental Retirement Plan contributions, stock grants under the Long-Term Stock Award Program and any other incentive payment with the exception of stock options.

HickoryTech has a Supplemental Retirement Agreement with Mr. Christensen.  The Supplement Retirement Plan was frozen in 1994.  The funds in the Plan accrue interest each year.  Mr. Christensen will be eligible for benefits under the Plan when he reaches age 65, is disabled or dies, whichever comes first.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The compensation program for executives is the responsibility of the Compensation Committee of the Board of Directors (the “Committee”). In 2004, the Committee was composed of four outside directors, Messrs. Holdrege, Bosacker, Kirklin, and Ms. Craig.  Mr. Holdrege is Chair of this Committee.

The Board of Directors has established the following ongoing principles and objectives for HickoryTech’s executive compensation program:

1. Provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives.

2. Link executives’ total compensation to HickoryTech’s financial performance and individual job performance.

3. Provide a balance between incentives focused on achievement of annual objectives and longer-term incentives linked to increases in earnings and shareholder value.

There are three elements to the compensation plan: annual base salary, cash bonuses under an executive incentive plan (the “Executive Incentive Plan”), and longer term incentives under a stock award plan (the “Stock Award Plan”).

When setting annual base salaries and making awards under incentive plans, the Compensation Committee considers company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

The Executive Incentive Plan rewards an executive with a cash bonus for attainment of annually established financial objectives. The financial objectives are based on a combination of revenues and earnings.  Prior to 2003, in addition to a cash bonus, each executive received a performance award equal to one-half of the cash compensation.  This award was credited to a stock account used to acquire common stock of HickoryTech, which is held in a trust.  The account is credited with additional shares equal to the dividends on the shares held in the account.  Based on not meeting the 2004 pre-established financial objectives, no bonuses were paid under this Plan in 2004.

The Stock Award Plan allows HickoryTech to issue restricted shares, unrestricted shares, and non-qualified stock options to executives of HickoryTech.  The Stock Award Plan has two components:  grants of options to purchase common stock and a Long-Term Stock Award Program.  The stock option component of the Stock Award Plan provides for the issuance of stock options to six current executives of HickoryTech.  The stock options vest over a three-year period and must be exercised within ten years of their issuance.  Stock options are designed to reward executives as the stock price increases.  The long-term incentive component of the 2004 Stock Award Program established a range of shares that may be issued to each officer under the Program contingent upon the achievement of performance objectives.  For the Long-Term Stock Award Program ending in 2004, the pre-established objective of EBITDA was not met and there were no payouts made to executives under this Program.

In February 2005, the Board approved a new Long-Term Executive Incentive Program that will replace the current Stock Option Program and the Long-Term Stock Award Program.  The new Program will provide for grants of restricted shares if pre-established strategic objectives are obtained.  These strategic objectives are to be achieved over a two or three year performance period.  If the objectives are not obtained, no award will be granted.  One half of any awards granted under the Program will be vested 30 days after grant and an additional one-half will be vested one year after grant.  This Program will become effective in 2005, with the first potential payout being received after year-end 2006.

The Committee applied the above-described principles and objectives in determining the compensation of the Chief Executive Officer of HickoryTech, Mr. Duffy, in 2004 and adjusted his base salary and awarded him a stock option grant of 25,000 shares and a one-time payment of $50,270 based on 2004 performance. Based on the Company’s financial results not meeting the pre-established financial objectives in 2004, Mr. Duffy did not receive a bonus payment under the Executive Incentive Plan and did not receive a stock award under the Long-Term Stock Award Program.  In determining the 2004 compensation, the Committee reviewed Mr. Duffy’s total compensation program to ensure its relationship to the competitive market, as well as to the performance of HickoryTech, and the Committee specifically considered the results of HickoryTech in 2004 as compared to targeted financial objectives, shareholder value and the growth rate of operations.

COMPENSATION COMMITTEE
James H. Holdrege	Myrita P. Craig
Lyle T. Bosacker	Starr J. Kirklin

FIVE-YEAR SHAREHOLDER RETURN

PERFORMANCE PRESENTATION

The following table compares the cumulative total shareholder return on the common stock of HickoryTech for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the NASDAQ Telecommunications Index.  “Total shareholder return” assumes the investment of $100 in HickoryTech’s common stock, the Russell 2000 Index and the NASDAQ Telecommunications Index on December 31,1999 and reinvestment of all dividends.

Total Return To Shareholders

(Includes reinvestment of dividends)

ANNUAL RETURN PERCENTAGE

	Years Ending

Company / Index	Dec ‘00	Dec ‘01	Dec ‘02	Dec ‘03	Dec ‘04
HICKORYTECH CORPORATION	40.43	-15.02	-41.87	25.66	-3.11
RUSSELL 2000 INDEX	-3.02	2.49	-20.48	47.25	18.33
NASDAQ TELECOMMUNICATIONS INDEX	-57.41	-33.46	-53.97	66.29	6.67

INDEXED RETURNS

	Base	Years Ending
Company / Index	Period Dec ‘99	Dec ‘00	Dec ‘01	Dec ‘02	Dec ‘03	Dec ‘04
HICKORYTECH CORPORATION	100	140.43	119.33	69.37	87.17	84.46
RUSSELL 2000 INDEX	100	96.98	99.39	79.03	116.38	137.71
NASDAQ TELECOMMUNICATIONS INDEX	100	42.59	28.34	13.04	21.69	23.14

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls, and for audit functions. The Audit Committee is composed of six outside, independent directors, all of whom meet the independence requirements of applicable SEC rules and regulations and NASDAQ listing requirements.  Mr. Switz is the Audit Committee financial expert as defined under applicable SEC rules and is also deemed to be a financially sophisticated Audit Committee member under applicable NASDAQ rules.  The Audit Committee acts under a written charter that was first adopted and approved by the Board of Directors on April 27, 2000, and was amended February 16, 2004.

In connection with our consolidated financial statements for the fiscal year ended December 31, 2004, the Audit Committee has:

•                    Reviewed and discussed the audited financial statements with management and with representatives of PricewaterhouseCoopers LLP, our independent auditors; and

•                    Discussed with our independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61, as amended, (Communications with Audit Committees); and

•                    Received from our independent auditors the disclosures regarding PricewaterhouseCoopers LLP’s independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with representatives of PricewaterhouseCoopers LLP their independence, including the compatibility of non-audit services with the auditors’ independence.

Based on these actions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Lyle T. Bosacker	Lyle G. Jacobson
James W. Bracke	R. Wynn Kearney, Jr.
James H. Holdrege	Robert E. Switz

INDEPENDENT AUDITORS

The firm PricewaterhouseCoopers LLP, Minneapolis, Minnesota, independent auditors, audited the financial statements of HickoryTech for the fiscal year ended December 31, 2004, and has been HickoryTech’s auditor since 1998.  A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions with respect to that firm’s audit.

The aggregate fees billed to HickoryTech for fiscal years 2004 and 2003 by PricewaterhouseCoopers LLP, HickoryTech’s independent auditors, are as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees	$450,333	$258,550
Audit Related Fees	$70,981	$26,300
Tax Fees	$144,000	$18,875
Other Fees	$-0-	$-0-
TOTAL FEES	$665,314	$303,725

Audit Fees include audit of HickoryTech’s financial statements for the fiscal year ended December 31, 2004 and 2003, and reviews of HickoryTech’s financial statements included in HickoryTech’s quarterly reports on Form 10-Q during the last fiscal year.  Audit fees for fiscal 2004 also include work associated with testing required under section 404 of the Sarbanes-Oxley Act of 2002.  Audit related fees include specific review of controls under SAS 70.  Tax Fees for fiscal 2004 include technical consultations primarily pertaining to Minnesota sales tax.

In 2003, the Audit Committee adopted policies and procedures requiring pre-approval for audit and non-audit services that would be provided by HickoryTech’s independent auditors.  The Audit Committee approved all services performed by PricewaterhouseCoopers LLP during the fiscal years 2004 and 2003.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than 10% of HickoryTech’s common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and to furnish HickoryTech with copies of such reports.  During the fiscal year ended December 31, 2004 the Form 4 Statement of Changes in Beneficial Ownership filings for 117 additional shares of direct ownership of Robert D. Alton; 1,997 additional shares of direct ownership of Lyle T. Bosacker; 348 additional shares of direct ownership of James W. Bracke; 665 additional shares of direct ownership of Myrita P.Craig; 665 shares of direct ownership of James H. Holdrege; 1,997 shares of direct ownership of Lyle G. Jacobson; 665 shares of direct ownership of R. Wynn Kearney; 665 additional shares of direct ownership of Starr J. Kirklin; and 665 additional shares of direct ownership of Robert E. Switz, were filed late by reporting on Form 5 Statement of Changes in Beneficial Ownership on February 14, 2005.   Also, the Form 4 Statement of Changes of Beneficial Ownership filing for sale of 1,700 shares of direct ownership for Robert D. Alton was filed one day late on December 3, 2004. To HickoryTech’s knowledge, based solely on review of the copies of such reports furnished to HickoryTech, all other Section 16(a) filing requirements were satisfied.

METHOD AND EXPENSES OF SOLICITATION

The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting and this proxy statement, will be paid by HickoryTech.  HickoryTech may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals.  In addition to solicitation by mail, officers or regular employees of HickoryTech may solicit proxies by personal interview, mail, telephone and other appropriate communication methods. They do not, however, receive additional compensation for soliciting shareholder proxies.

PROPOSALS OF SHAREHOLDERS

Proposals submitted by shareholders must be received by HickoryTech no later than November 17, 2005 for inclusion in the proxy materials for the next Annual Meeting proposed to be held in April, 2006. The by-laws of HickoryTech provide that for shareholders to properly bring a proposal before a regular meeting of the shareholders, the shareholders must submit a written notice to the Secretary of HickoryTech. The written notice must set forth: (1) the names and addresses of the shareholders; (2) the class and number of shares owned by the shareholders; (3) a brief description and the reasons for the proposal; and (4) any material interest of the shareholders in the proposal.  Proposals submitted by shareholders must also comply with all applicable rules and regulations of the SEC.  This notice must be received by HickoryTech no later than November 17, 2005.

AVAILABILITY OF FORM 10-K

Shareholders may obtain a copy of HickoryTech’s Form 10-K for the 2004 fiscal year, free of charge, by a written request to HickoryTech’s executive offices directed to:

David A. Christensen, Secretary

HickoryTech Corporation

221 East Hickory Street, P.O. Box 3248

Mankato, Minnesota 56002-3248

OTHER MATTERS

The Management does not know of other matters that may come before the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

BY THE ORDER OF THE

BOARD OF DIRECTORS

HICKORYTECH CORPORATION
/s/ Starr J. Kirklin
Starr J. Kirklin — Board Chair

Mankato, Minnesota

March 17, 2005

PROPOSAL 2:

APPROVAL OF HICKORYTECH CORPORATION 2005 DIRECTORS’ INCENTIVE PLAN

HickoryTech believes that stock awards are an important element of compensation in attracting, retaining and motivating key outside directors.  HickoryTech currently awards non-incentive stock options to outside directors under the HickoryTech Corporation Directors’ Stock Option Plan (as amended and restated February 5, 2003). As of March 1, 2005, 81,000 shares remain available for grant under the existing Directors’ Stock Option Plan.  The Board of Directors, upon the advice of the Company’s Compensation Committee, believes that the adoption and approval of a new incentive plan, which, upon approval by HickoryTech’s shareholders, would replace the existing Directors’ Stock Option Plan, is necessary to maintain HickoryTech’s ability to attract and retain qualified outside directors.

In consideration of this recommendation from the Compensation Committee, on February 16, 2005, the Board approved the HickoryTech Corporation 2005 Directors’ Incentive Plan (the “2005 Plan”) which authorizes 200,000 shares of common stock for issuance pursuant to awards granted under the 2005 Plan.  The 2005 Plan is subject to approval by HickoryTech’s shareholders at the 2005 Annual Meeting of Shareholders.  If the 2005 Plan is approved by the shareholders at the Annual Meeting, the remaining 81,000 shares under the existing Directors’ Stock Option Plan no longer will be available for stock awards thereafter.  If the shareholders fail to approve the 2005 Plan at the Annual Meeting, the Company believes it will be constrained in its ability to attract and retain outside directors necessary for HickoryTech’s success.

Summary of the 2005 Directors’ Incentive Plan

The 2005 Plan permits the granting of awards of:

      — Non-incentive stock options (i.e., options that do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”));

      — Restricted stock and restricted stock units;

      — Dividend equivalents;

      — Other stock grants; and

      — Other stock-based awards.

The 2005 Plan is administered by the Compensation Committee, which is comprised solely of non-employee directors selected by the Board.  The Compensation Committee has the authority:  (i) to designate participants under the 2005 Plan; (ii) to determine the types of awards to be granted to each participant under the 2005 Plan; (iii) to determine the number of shares of common stock to be covered by each award under the 2005 Plan; (iv) to determine the terms and conditions of each award under the 2005 Plan; (v) to amend or modify the terms of any award with the consent of the participant, except that in no event may the exercise price of any stock option granted under the 2005 Plan be amended; (vi) to accelerate the exercisability of any stock option or the lapse of any restrictions relating to any award under the 2005 Plan; (vii) to determine whether, to what extent and under what circumstances stock options may be exercised in cash, shares of common stock, other securities, other awards or other property, or cancelled, forfeited or suspended; (viii) to interpret and administer the 2005 Plan; and (ix) to make all other determinations necessary or advisable for the administration of the 2005 Plan.

Determinations and interpretations with respect to the 2005 Plan are in the sole discretion of the Compensation Committee, whose determinations and interpretations will be final and conclusive.  The 2005 Plan terminates ten years following approval of the 2005 Plan by HickoryTech shareholders, and no awards may be granted after such date.

The exercise price of any stock option granted under the 2005 Plan is determined by the Compensation Committee, but may not be less than the fair market value of the underlying common stock on the date of grant.  “Fair Market Value” is defined under the 2005 Plan as the five-day average of the last sale price of HickoryTech’s common stock as reported on the NASDAQ National Market (or a national securities exchange if the shares are then being traded on a national securities exchange) for each of the five latest consecutive trading days.  The term of each stock option is determined by the Compensation Committee.

The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. Generally, if the participant’s service as a director terminates during the vesting period, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in HickoryTech’s best interest to waive the remaining restrictions.  If the participant’s service as a director terminates due to the participant’s death or retirement from the Board in accordance with the HickoryTech retirement policy, adopted by the Board of Directors from time to time, all remaining restrictions with respect to restricted stock and restricted stock units will lapse.

Dividend equivalents entitle the participant to receive payments (in cash, shares of common stock, other securities or other awards as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by HickoryTech to holders of common stock with respect to a number of shares of common stock determined by the Compensation Committee.

The Compensation Committee may grant unrestricted shares of HickoryTech’s common stock, and other awards denominated in shares of HickoryTech common stock, subject to terms and conditions determined by the Compensation Committee and limitations set forth in the 2005 Plan.

Awards granted under the 2005 Plan are not transferable, except by will or by the laws of descent and distribution upon death of a participant.

The Board may suspend or terminate the 2005 Plan or any portion thereof at any time. The Board may also amend the 2005 Plan at any time, but such action may not, without the consent of the affected participants, adversely affect the rights or obligations of the participants under outstanding awards. In addition, no amendment or modification to the 2005 Plan may be made without the prior approval of HickoryTech’s shareholders that (i) requires shareholder approval under the rules of the National Association of Securities Dealers, Inc., (ii) permits re-pricing of stock options, which otherwise is prohibited under the 2005 Plan, (iii) increases the number of shares authorized under the 2005 Plan, or (iv) permits the award of stock options at less than 100% of the fair market value of HickoryTech common stock on the date of grant of such stock option.  Options outstanding at the time the 2005 Plan is terminated will continue to be exercisable in accordance with their respective terms.

Certain Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences generally applicable to awards under the 2005 Plan.

Options - The grant of a stock option should not result in any taxable income for the recipient.  Upon exercising a non-incentive stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of HickoryTech common stock acquired on the date of exercise over the exercise price, and HickoryTech will be entitled at that time to a tax deduction for the same amount.

The tax consequence to an option holder upon a disposition of shares of HickoryTech common stock acquired through the exercise of an option will depend on how long the shares have been held.  Generally, there will be no tax consequences to HickoryTech in connection with the disposition of shares acquired pursuant to an option.

Other awards - For other awards granted under the 2005 Plan that are payable in cash or shares of HickoryTech common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of HickoryTech common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of HickoryTech common stock by the holder of the award.  HickoryTech will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

For an award that is payable in shares of HickoryTech common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (a) the fair market value of the shares of HickoryTech common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for the shares of HickoryTech common stock by the holder.  HickoryTech will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

Special Rules - Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act.  In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of HickoryTech common stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise.  Accordingly, the amount of any ordinary income recognized, and the amount of HickoryTech’s tax deduction, may be determined as of the end of such period.

Board Recommendation and Required Stockholder Vote

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the 2005 Annual Meeting of Shareholders and entitled to vote is required for approval of the 2005 Plan.  The Board of Directors recommends a vote FOR approval of the HickoryTech Corporation 2005 Directors’ Incentive Plan.

221 East Hickory Street

P.O. Box 3248

Mankato, MN  56002-3248

Appendix A

HICKORYTECH CORPORATION

2005 DIRECTORS’ INCENTIVE PLAN

1.                                       Purpose.

The purpose of the HickoryTech Corporation 2005 Directors’ Incentive Plan (the “Plan”) is to aid in attracting and retaining directors capable of assuring the future success of HickoryTech Corporation (the “Company”), to offer the directors incentives to put forth maximum efforts for the success of the Company’s business and to afford the directors an opportunity to acquire a proprietary interest in the Company.  Measures to determine whether shares will be issued under this plan will be based on improvement of shareholder value.

2.             Definitions.

As used in the Plan, the following terms shall have the meanings set forth below.

(a)           “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(b)           “Award Agreement” shall mean the written agreement or other instrument or document evidencing an Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(d)           “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of directors as may be designated by such Board to administer the Plan.  The Committee shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(e)           “Dividend Equivalent” shall mean any right granted under Section 5(c) of the Plan.

(f)            “Eligible Person” shall mean any director of the Company who is not an employee of the Company.

(g)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)           “Fair Market Value” shall mean (i) the five-day average of the last sale price of the Shares as reported on the Nasdaq National Market for each of the five latest trading days on which there was actual trading ending on the trading day on which there was actual trading immediately preceding the date of grant of the Award, as reported in The Wall Street Journal, if the Shares are then quoted on the Nasdaq National Market, or (ii) the five-day average of the closing price of the Shares for each of the five latest trading days on a national securities exchange on which there was actual trading ending on the trading day on which there was actual trading immediately preceding the date of grant of the Award, as reported in The Wall Street Journal, if the Shares are then being traded on a national securities exchange.

(i)            “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to qualify as an incentive stock option under Section 422 of the Code or any successor provision.

(j)            “Other Stock-Based Award” shall mean any right granted under Section 5(e) of the Plan.

(k)           “Other Stock Grant” shall mean any right granted under Section 5(d) of the Plan.

(l)            “Participant” shall mean any Eligible Person designated to be granted an Award under the Plan.

(m)          “Person” shall mean any individual, corporation, partnership, association or trust.

(n)           “Restricted Stock” shall mean any Share granted under Section 5(b) of the Plan.

(o)           “Restricted Stock Unit” shall mean any unit granted under Section 5(b) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(p)           “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(q)           “Shares” shall mean shares of Common Stock, no par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

3.             Administration.

                The Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; provided, however, that the Committee shall not adjust or amend the exercise price of Options previously awarded to any Participant, whether through amendment, cancellation or replacement grants, or any other means; (vi) accelerate the exercisability of any Option or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Options may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made

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under, the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award.

4.             Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 200,000.  If an Award should expire or become unexercisable for any reason without Shares having been issued in full, the Shares that were subject to the expired portion of such Award shall become available for future grant under the Plan.

(b)           Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments.  In the event that the Board of Directors shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

5.             Awards.

(a)           Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)           Option Term.  The term of each Option shall be fixed by the Committee.

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(iii)          Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates.  At the time that Restricted Stock is granted to an Eligible Person, such Shares of Restricted Stock shall be issued and held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  No stock certificates evidencing such Restricted Stock shall be issued to the Participant prior to the lapse or waiver of restrictions applicable to such Restricted Stock.  Stock certificates registered in the name of the Participant shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)          Forfeiture; Delivery of Shares.  Except as otherwise determined by the Committee, upon a Participant’s termination of service as a director of the Company (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units; provided further that, notwithstanding the foregoing, upon termination of service as a director by reason of the death of such director, or retirement from the Board of Directors in accordance with the retirement policy adopted by the Company’s Board of Directors from time to time, all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units held by such director shall lapse.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof (or the beneficiary or personal representative of such holder, as the case may be, in the event of death of such holder) promptly after the applicable restrictions lapse or are waived.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

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(c)           Dividend Equivalents.  The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities or other Awards as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(d)           Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(e)           Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as are deemed by the Committee to be consistent with the purpose of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to a purchase right granted under this Section 5(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares or other Awards, or any combination thereof), as the Committee shall determine.

(e)           General.

(i)            Forms of Payment under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares or other Awards, or any combination thereof) and may be made in a single payment or transfer or in installments, in each case in accordance with rules and procedures established by the Committee.

(ii)           Limits on Transfer of Awards.  No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Option shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative within six months following the death of the Participant.  No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(iii)          Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

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(iv)          Restrictions; Securities Exchange Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

6.             Amendment and Termination; Corrections.

(a)           Amendments to the Plan.  The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, no amendment to the Plan will be made without the prior approval of the shareholders of the Company that: (i) requires shareholder approval under the rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; (ii) permits repricing of Options which is prohibited by Section 3(a)(v); (iii) increases the number of shares authorized under the Plan as specified in Section 4(a); or (iv) permits the award of Options at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option, as prohibited by Section 5(a)(i).

(b)           Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

(c)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

7.             General Provisions.

(a)           No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to different Participants.

(b)           Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company; provided, however, that no Award Agreement shall be required in connection with any Other Stock Grant made pursuant to Section 5(d).

(c)           No Rights of Shareholders.  Except with respect to Restricted Stock, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and

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privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until certificates for such Shares shall have been issued.

(d)           Governing Law.  The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of the Plan and any rules and regulations relating to the Plan.

(e)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(f)            No Trust or Fund Created.  Neither the Plan nor any Award, shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)           No Fractional Shares.  No stock certificate for a fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in connection with the issuance or delivery of any stock certificate pursuant to an Award, whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)           Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.             Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the shareholders of the Company.

9.             Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

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HickoryTech

ANNUAL MEETING OF SHAREHOLDERS

Monday, May 9, 2005

2:00 p.m.

Holiday Inn — Mankato

101 Main Street

Mankato, Minnesota 56001

HickoryTech Corporation
HickoryTech	221 East Hickory Street
P.O. Box 3248
	Mankato, Minnesota 56002-3248 proxy	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2005.

The shares of stock you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Starr J. Kirklin and John E. Duffy, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof. Please vote, sign and date on the reverse side. Or, take advantage of the option to vote by telephone or Internet. To vote by phone or Internet, please follow the instructions on the reverse side.

Thank you.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ••• EASY ••• IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 6, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/htco/ — QUICK ••• EASY ••• IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 6, 2005.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple online instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to HickoryTech Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

\/  Please detach here  \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Robert D. Alton, Jr 02 R. Wynn Kearney, Jr.	03 Robert E. Switz 04 James W. Bracke	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. Approval of the HickoryTech Corporation 2005 Directors’ Incentive Plan which authorizes 200,000 shares for issuance pursuant to grants made under the Plan and which would replace the existing HickoryTech Corporation Directors’ Stock Option Plan.

			☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL. PLEASE SIGN AND RETURN PROMPTLY. THANK YOU.

Address Change? Mark Box	☐
Indicate changes below:				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.